EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made and entered into as of April 20, 2007, by and among Arrowhead Research Corporation, a Delaware corporation (“Arrowhead”), and the selling stockholders of Carbon Nanotechnologies, Inc, a Delaware corporation (“CNI”), signatory hereto (each a “Seller,” and, together, the “Sellers”). All schedules and exhibits attached hereto shall be deemed a part of this Agreement.

1. Purchase and Sale. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of Arrowhead contained herein or made pursuant hereto, the Sellers hereby, severally and not jointly, sell to Arrowhead, and subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Sellers contained herein or made pursuant hereto, Arrowhead hereby purchases from the Sellers, the number of shares of Series E Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), of CNI indicated below such Seller’s signature on the signature page hereto (the “Shares”).

2. Purchase Price. The Sellers shall receive Arrowhead common stock, par value $0.001 per share (“Arrowhead Stock”), as payment for the Shares, with the number of shares of Arrowhead Stock determined at the close of business of the date hereof. The Sellers, collectively, shall receive that number of shares of Arrowhead Stock equal to (i) $5,400,000 divided by (ii) $3.77, the average closing price of Arrowhead Stock on The Nasdaq Global Market for the ten (10) days immediately preceding the earlier of (i) the date of this Agreement or (ii) the date on which Arrowhead, or its subsidiary Unidym, Inc., issues a press release announcing the merger (the “Merger”) of CNI into a wholly-owned subsidiary of Unidym, Inc. (such earlier date, the “Closing Date”). The number of shares of Arrowhead Stock issued to each individual Seller is set forth below such Seller’s signature on the signature page hereto. No further payment shall be required from Arrowhead to any Seller for the purchase of the Shares.

3. Deliveries. As of the Closing Date, after the exchange by the parties of a validly executed copy of this Agreement, Arrowhead will deliver to each Seller a certificate representing the appropriate number of shares of Arrowhead Stock, which such Seller will receive as payment in full for such Seller’s Shares, registered in the Seller’s name (or the name of its nominee, if any), against the delivery to Arrowhead of (a) certificates representing all of such Seller’s Shares, and (b) a fully executed original copy of an “Assignment Separate from Certificate,” in the form attached as Exhibit A hereto, providing for the transfer of the Shares to Arrowhead on the books and records of CNI.

4. Representation and Warranties.

4.1 Mutual Representations. Each signatory to this Agreement represents and warrants that (a) this Agreement has been duly executed and delivered by that party; (b) the Agreement constitutes the legal, valid and binding obligation of that party, enforceable against that party in accordance with its terms; (c) the execution, delivery and performance of this Agreement will not breach or constitute grounds for the occurrence or declaration of a default under or termination of any agreement, indenture, undertaking, permit, license, or other instrument to which that party is a party or by which it or any of its properties may be bound or affected, and (d) that party has not employed any broker or finder in connection with this transaction.

4.2 From Sellers. Each Seller, severally and not jointly, hereby represents and warrants to Arrowhead with respect to such Seller’s purchase of the Arrowhead Stock and sale of the Shares as follows:

4.2.1 No Liens. Such Seller owns the Shares set forth below such Seller’s signature hereto and is transferring such Shares to Arrowhead free and clear of any security interest, claim, lien, charge, mortgage, deed, assignment, pledge, hypothecation, encumbrance, easement, or restriction of any kind or nature, other than restrictions on transfer under federal and state securities laws.

4.2.2 Investment. The Arrowhead Stock is being acquired for investment for such Seller’s own account, not as a nominee or agent, and not with a view to the sale or distribution of all or any part thereof in violation of federal or state securities laws.

4.2.3 Accredited Investor. Such Seller is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933 (the “Securities Act”). Such Seller agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with the purchase of the Arrowhead Stock and sale of the Shares.

4.2.4 Not Registered. Such Seller understands that the Arrowhead Stock is neither (a) registered under the Securities Act, on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, or (b) qualified under the California Corporate Securities Law of 1968 (the “Law”), on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from qualification under the Law pursuant to Section 25102(f) thereof, and that Arrowhead’s reliance on such exemption is predicated on each Seller’s representations set forth herein.

4.2.5 Resale Restrictions. Such Seller is aware that the Arrowhead Stock is subject to significant restrictions on transfer and may not be freely sold. Such Seller represents that he or she (a) has liquid assets sufficient to assure that the purchase contemplated by this Agreement will cause no undue financial difficulties, (b) can afford the complete loss of his or her investment, and (c) can provide for current needs and possible contingencies without the need to sell or dispose of the Arrowhead Stock.

4.2.6 Access to Information. Such Seller represents and warrants that he or she (a) has been a significant shareholder in CNI, and in that capacity, is aware of the character, business acumen and general business and financial circumstances of CNI; (b) has the requisite knowledge and experience to assess the relative merits and risks of a sale of the Shares and a purchase of the Arrowhead Stock; (c) has received and has carefully read and evaluated copies of all documents relevant to the sale and purchase contemplated by this Agreement; and (d) has had full opportunity to ask questions and receive answers concerning the historical business and operations of CNI and Arrowhead, as well to evaluate the prospects, future financial condition and the likelihood of success of both companies.

4.2.7 Authorization. This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms, except (i) as the same may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors’ rights generally or by general equitable principles, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2.8 Release. Arrowhead has informed each Seller that Arrowhead and its majority-owned subsidiary, Unidym, Inc. (“Unidym”), have engaged in confidential discussions with CNI in connection with the combination of CNI and Unidym. In addition to being a majority stockholder of Unidym, representatives of Arrowhead are directors and officers of Unidym. In such capacities, Arrowhead and its representatives have obtained material, non-public information concerning Unidym and CNI that Arrowhead is precluded from disclosing to Sellers, and may also have had the power to direct or cause the direction of the management and policies of CNI or otherwise to influence CNI. Each Seller expressly releases Arrowhead, Arrowhead’s past and present affiliates and Arrowhead’s and such affiliates’ past and present officers, employees, partners, members, investors, agents and directors, and each successor of any of the foregoing (collectively, the “Arrowhead Group”) from any and all liabilities relating in any way to Arrowhead’s failure to disclose any confidential information of any kind and from any matter of any nature whatsoever relating to or arising from Arrowhead’s ownership of stock of Unidym at any time or its influence on Unidym or CNI at any time, from Arrowhead’s purchase of the Shares or sale of Arrowhead Stock, or any other matter arising from any relationship at any time among Arrowhead, Unidym and CNI. Each Seller agrees not to make a claim against Arrowhead or any member of the Arrowhead Group with respect to Arrowhead’s failure to disclose any confidential information of any kind and from any matter of any nature whatsoever relating to or arising from Arrowhead’s ownership of the majority of capital stock of Unidym or its influence on Unidym and/or CNI at any time or any other matter arising from any relationship at any time between Arrowhead and Unidym and between Arrowhead and CNI, or such Seller’s sale of the Shares or purchase of the Arrowhead Stock; provided, however, no Seller releases or discharges, nor shall any Seller be deemed to have released or discharged, any action brought to enforce the rights provided to any Seller under this Agreement, the Agreement and Plan of Merger entered into in connection with the Merger and the agreements and instruments referred to therein or contemplated thereby to which any Seller is a party or under which any Seller has rights, and each Seller reserves all rights with respect thereto. EACH SELLER ACKNOWLEDGES THAT SUCH SELLER HAS BEEN ADVISED BY COUNSEL AND IS PREPARED TO WAIVE THE BENEFIT OF ANY STATUTE OR PRINCIPLES OF COMMON LAW THAT WOULD LIMIT THE RELEASE OF CLAIMS COVERED BY THE FOREGOING RELEASE WHICH SUCH SELLER DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THIS RELEASE, WITH THE INTENTION THAT THE FOREGOING RELEASE SHALL APPLY TO ANY AND ALL KNOWN AND UNKNOWN CLAIMS COVERED THEREBY, OR ANY INJURIES COVERED BY THE FOREGOING RELEASE THAT MAY BECOME KNOWN OR KNOWN TO BE GREATER IN THE FUTURE.

4.2.9 Legends. In addition to any legend placed on the certificates pursuant to any other agreement or arrangement among the parties, each certificate evidencing Arrowhead Stock shall bear the following legends (unless Arrowhead receives an acceptable opinion of counsel that any such legend is not required):

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE LAWS, OR AN EXEMPTION FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS THEREOF.

4.3 From Arrowhead. Arrowhead represents and warrants to the Sellers as follows:

4.3.1 No Liens. Arrowhead represents that is issuing the Arrowhead Stock to Sellers free and clear of any security interest, claim, lien, charge, mortgage, deed, assignment, pledge, hypothecation, encumbrance, easement, or restriction of any kind or nature, other than restrictions on transfer under federal and state securities laws and under this Agreement.

4.3.2 Investment. The Shares are being acquired for investment for Arrowhead’s own account, not as a nominee or agent, and not with a view to the sale or distribution of all or any part thereof in violation of federal or state securities laws.

4.3.3 Accredited Investor. Arrowhead is an “accredited investor” as defined in Rule 501(a) under the Securities Act. It agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with the purchase of the Shares and sale of the Arrowhead Stock.

4.3.4 Not Registered. Arrowhead understands that the Shares are neither (a) registered under the Securities Act, on the ground that the sale provided for in this Agreement and the issuance is exempt from registration under the Securities Act pursuant to Section 4(1) and/or 4(2) thereof, or (b) qualified under the Law on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from qualification under the Law pursuant to Section 25104(a) thereof, and that Sellers’ reliance on such exemption from registration under the Securities Act is predicated on Arrowhead’s representations set forth herein.

4.3.5 Resale Restrictions. Arrowhead is aware that the Shares are subject to significant restrictions on transfer and may not be freely sold. Arrowhead represents that it (a) has liquid assets sufficient to assure that the purchase contemplated by this Agreement will cause no undue financial difficulties, (b) can afford the complete loss of its investment, and (c) can provide for current needs and possible contingencies without the need to sell or dispose of the Shares.

4.3.6 Access to Information. Arrowhead represents and warrants that it (a) is aware of the character, business acumen and general business and financial circumstances of CNI; (b) has the requisite knowledge and experience to assess the relative merits and risks of a sale of the Arrowhead Stock and a purchase of the Shares; (c) has received and has carefully read and evaluated copies of all documents relevant to the sale and purchase contemplated by this Agreement; and (d) has had full opportunity to ask questions and receive answers concerning the historical business and operations of CNI, as well to evaluate the prospects, future financial condition and the likelihood of success of that company.

4.3.7 Authorization. This Agreement constitutes the valid and legally binding obligation of Arrowhead, enforceable in accordance with its terms, except (i) as the same may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors’ rights generally or by general equitable principles, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3.8 Release. Sellers have informed Arrowhead that Sellers have been longstanding shareholders of CNI, and, as a group, have previously been and continue to be majority shareholders of CNI, and that representatives of Sellers are and have previously been directors and officers of CNI. In such capacities, Sellers and their respective representatives have obtained material, non-public information concerning CNI, and have had the power to direct or cause the direction of the management and policies of CNI or otherwise to influence CNI. Arrowhead expressly releases each Seller, each Seller’s past and present affiliates and each Seller’s and such affiliates’ past and present officers, employees, partners, members, investors, agents and directors, and each successor of any of the foregoing (collectively, the “Seller Group”), from any and all liabilities relating in any way to such Seller’s failure to disclose any confidential information of any kind and from any matter of any nature whatsoever relating to or arising from such Seller’s ownership of stock of CNI at any time or its influence on CNI at any time from such Seller’s purchase of the Arrowhead Stock or the sale of the Shares or any other matter arising from any relationship at any time between such Seller and CNI. Arrowhead agrees not to make a claim against Sellers or any member of such Seller Group with respect to the Sellers’ failure to disclose any confidential information of any kind or any matter of any nature whatsoever relating to or arising from such Seller’s ownership of stock of CNI at any time or its influence on CNI at any time or any other matter arising from any relationship at any time between such Seller and CNI or such Sellers sale of the Shares or purchase of the Arrowhead Stock; provided, however, Arrowhead does not release or discharge, nor shall Arrowhead be deemed to have released or discharged, any action brought to enforce the rights provided to Arrowhead under this Agreement, the Agreement and Plan of Merger entered into in connection with the Merger and the agreements and instruments referred to therein or contemplated thereby to which Arrowhead is a party or under which Arrowhead has rights, and Arrowhead reserves all rights with respect thereto. ARROWHEAD ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS COUNSEL AND IS PREPARED TO WAIVE THE BENEFIT OF ANY STATUTE OR PRINCIPLES OF COMMON LAW THAT WOULD LIMIT THE RELEASE OF CLAIMS COVERED BY THE FOREGOING RELEASE WHICH ARROWHEAD DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THIS RELEASE, WITH THE INTENTION THAT THE FOREGOING RELEASE SHALL APPLY TO ANY AND ALL KNOWN AND UNKNOWN CLAIMS COVERED THEREBY, OR ANY INJURIES COVERED BY THE FOREGOING RELEASE THAT MAY BECOME KNOWN OR KNOWN TO BE GREATER IN THE FUTURE.

4.3.9 Legends. Each certificate evidencing the Shares shall bear a securities legend as may be required under federal and state securities laws and as otherwise may be required by Arrowhead.

5. Miscellaneous.

5.1 Governing Law; Dispute Resolution. This Agreement shall be governed by, and construed and enforced in accordance with, the internal law, and not the law pertaining to conflicts or choice of law, of the State of California. Any and all disputes between the parties which may arise pursuant to this Agreement not covered by arbitration will be heard and determined before an appropriate federal or state court located in Los Angeles, California. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

5.2 Arbitration as Exclusive Remedy. Except for actions seeking injunctive relief, which may be brought before any court having jurisdiction, any claim arising out of or relating to (i) this Agreement, including its validity, interpretation, enforceability or breach, or (ii) the relationship between the parties (including its commencement and termination) whether based on breach of covenant, breach of an implied covenant or intentional infliction of emotional distress or other tort of contract theories, which are not settled by agreement between the parties, shall be settled by arbitration in Los Angeles, California before a single arbitrator in accordance with the Commercial Arbitration Rules of JAMS/Endispute (“JAMS”) then in effect. The parties hereby (i) consent to the in personam jurisdiction of the Superior Court of the State of California for purposes of confirming any such award and entering judgment thereon; and (ii) agree to use their best efforts to keep all matters relating to any arbitration hereunder confidential. In any arbitration proceedings hereunder, (a) all testimony of witnesses shall be taken under oath; (b) discovery will be allowed under the provisions of Section 1283.05 of the California Code of Civil Procedure, as presently in force, which are incorporated herein; and (c) upon conclusion of any arbitration, the arbitrators shall render findings of fact and conclusions of law in a written opinion setting forth the basis and reasons for any decision reached and deliver such documents to each party to this Agreement along with a signed copy of the award in accordance with Section 1283.6 of the California Code of Civil Procedure. Each party agrees that the arbitration provisions of this Agreement are its exclusive remedy and expressly waives any right to seek redress in another forum. During any arbitration, each party shall bear the fees of the arbitrator appointed by it, and the fees of the neutral arbitrators shall be borne equally by each party during the arbitration, but the fees of the arbitrator shall be borne by the losing party.

5.3 Attorneys’ Fees. In any dispute between the parties hereto concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such dispute shall be entitled, in addition to such other relief as may be granted, to the attorneys’ fees and court costs incurred by reason of such dispute.

5.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. Each Seller shall have the right to transfer or assign the registration rights described herein along with the transfer of such Seller’s shares of Registrable Securities, so long as at least 100,000 shares of Arrowhead Stock are transferred in such transfer (except that the foregoing minimum shall not apply to shares distributed to the owners of a Seller), such transfer is in compliance with federal and state securities laws and provided that in any such case Arrowhead is given written notice prior to the time of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities and rights to be transferred at least fifteen days prior to the date of proposed transfer, and provided further, that the transferee or assignee assumes in writing prior to such transfer or assignment, any and all obligations of the Seller with respect to such securities and rights.

5.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their heirs, successors, executors, administrators and permitted assigns, any rights or remedies under or by reason of this Agreement.

5.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed: (a) if to a Seller or permitted transferee, to the address set forth on the signature page hereto or at such other address as such Seller or permitted transferee shall have furnished to Arrowhead in writing pursuant to this notice provision, or (b) if to Arrowhead, at Arrowhead Research Corporation, 201 South Lake Avenue, Suite 703, Pasadena, California 91101, Attention: Chief Executive

Officer; Facsimile number (626) 304-3401, or at such other address as Arrowhead shall have furnished to the Sellers in writing, with a copy to Goodwin Procter LLP, 10250 Constellation Boulevard, 21st Floor, Los Angeles, CA 90067-6221, Attention: Rachael Simonoff Wexler, Esq., Facsimile: (310) 286-0992. All notices or other communications shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid. This provision shall be deemed a material to this Agreement, and no notice shall be deemed given or perfected pursuant to this Section unless all parties are noticed as required by this Section.

5.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Seller, upon any breach or default of Arrowhead under this Agreement shall impair any such right, power or remedy of such Seller nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Seller of any breach or default under this Agreement or any waiver on the part of any Seller of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Seller, shall be cumulative and not alternative.

5.8 Rights; Separability. Unless otherwise expressly provided herein, a Seller’s obligations hereunder are several rights, not obligations jointly guaranteed by any other Seller. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

5.9 Adjustment for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of Arrowhead of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

5.10 Communication to Sellers. All communications and notices required to be given by Arrowhead under this Agreement shall be given to each of the Sellers in accordance with Section 5.6, and, if at any time the Arrowhead Stock is held by any holder(s) other than the Sellers, then the Sellers shall act as agent for such holder(s) and communications and notices delivered to the Sellers in accordance with Section 5.6 shall be, and shall be deemed, proper delivery under this Agreement.

5.11 Entire Agreement; Alterations; and Counterparts. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect to the purchase and sale, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder. There have been no representations or statements, oral or written, that have been relied on by any party hereto, except those expressly set forth in this Agreement. This Agreement may not be amended, altered or modified except by a writing signed by the parties. This Agreement may be executed simultaneously in two or more counterparts (including facsimiles), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the first date written above.

ARROWHEAD RESEARCH CORPORATION

By:	/s/ R. Bruce Stewart
Name:	R. Bruce Stewart
Title:	Chief Executive Officer

[Signature Page to Arrowhead Stock Purchase Agreement with Guarantors]

SELLERS:

/s/ William A. McMinn
William A. McMinn

/s/ Bob Gower
Bob Gower

/s/ Mary H. Cain
Mary H. Cain

THE MARY H. CAIN TRUST

By:	/s/ Mary H. Cain
Mary H. Cain, Trustee

[Signature Page to Arrowhead Stock Purchase Agreement with Guarantors]

EXHIBIT A

FORM OF STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto:

ARROWHEAD RESEARCH CORPORATION

                                          shares of Series E Preferred Stock of Carbon Nanotechnologies, Inc. (the “Company”) standing in the name of the undersigned on the books of the Company, represented by Certificate No.         dated                     , and does hereby irrevocably constitute and appoint the Company’s Secretary, or his agent, as attorney to transfer the said stock on the books of the Company, with full power of substitution in the premises, subject to the terms and conditions of the Stock Purchase Agreement dated as of                     , by and among the undersigned, the other Sellers named therein and Arrowhead Research Corporation.

Dated:             , 2007

Print Name of Seller:

(authorized signatory)

Print Name
Title: